Exhibit 99.1

Inspirato Announces Appointment of

Former Twitter Executive as Chief Financial Officer

DENVER, March 21, 2023 (GLOBE NEWSWIRE) -- Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced the appointment of Robert Kaiden as Chief Financial Officer, effective immediately.

Mr. Kaiden was most recently with Twitter, where he served as Chief Accounting Officer from June 2015 to November 2022, helping lead a period of scaling, business model transformation, and international expansion. From 1989 to May 2015, Mr. Kaiden served in several roles at Deloitte & Touche LLP, a national auditing firm, including as Audit Partner from 2000 to May 2015. In addition to managing audit accounts with large public companies at Deloitte, he also held significant operational roles and served as Chief of Staff to the CEO of Audit. Mr. Kaiden has served as a member of the board of directors of travel lifestyle brand Away since January 2022.

“We are thrilled to welcome Robert to Inspirato,” said Brent Handler, Co-Founder and Chief Executive Officer, Inspirato. “He is an accomplished senior financial management executive with deep technical accounting, controls, and financial operations experience at a Fortune 500 company. We are confident his proven leadership and extensive expertise will benefit our growing team of exceptional Finance and Accounting professionals.”

“I am delighted to join Inspirato as it continues to lead a revolution in luxury travel,” said Mr. Kaiden. “With its seasoned executive team, beautiful brand, and innovative travel subscription offerings, I believe the Company is well-positioned to capture more and more share of wallet among affluent travelers. I look forward to becoming part of the Inspirato family and helping to grow the business as it delivers unforgettable experiences for Inspirato subscribers.”

Mr. Kaiden is a certified public accountant and holds a B.A. in Political Science from Hamilton College, an M.S. in Professional Accounting from the University of Hartford, and an MBA from The Wharton School of Business at the University of Pennsylvania.

About Inspirato

Inspirato is a luxury travel subscription company that provides access to a managed and controlled portfolio of hand-selected vacation options, delivered through an innovative model designed to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded, controlled luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2022, Inspirato introduced Inspirato for Good, an easy-to-use platform that delivers high-value fundraising results for nonprofit organizations, and Inspirato for Business, a comprehensive turnkey solution that enables companies to leverage luxury travel to recruit, reward, and retain employees. For more information, visit  www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of federal securities law. Forward-looking statements can be identified by words such as: “believe,” “can”, “expected,” “will” or the negative of these words or other similar expressions that concern expectations, strategy, priorities, plans, or intentions. Examples of forward-looking statements include, among others, statements we make regarding growth prospects and product development.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, risks detailed in Inspirato’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in its Annual Report on Form 10-K filed with the SEC on March 15, 2023 and subsequent filings with the SEC.

Any forward-looking statement made by Inspirato in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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